Exhibit 32.1

Certifications Pursuant to 18 U.S.C. § 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each undersigned officer of Spirit Airlines, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i.)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2016 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii.)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2017	/s/ Robert L. Fornaro
Robert L. Fornaro
President and Chief Executive Officer

Date: February 13, 2017	/s/ Edward M. Christie
Edward M. Christie
Executive Vice President and
Chief Financial Officer